UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2009

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                Material Modification to Rights of Security Holders.

On June 1, 2009, Youbet.com, Inc., a Delaware corporation (the “Company”) held its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders, among other things, approved (1) an amendment to the Company’s Certificate of Incorporation to restrict certain transfers of the Company’s common stock (the “Amendment”) and (2) the Company’s board of directors’ (the “Board of Directors”) decision to adopt and implement the Company’s Rights Plan (the “Rights Plan”), which became effective on March 31, 2009. Both the Amendment and the Rights Plan are intended to help preserve the long-term value to the Company of its net operating losses and built-in losses within the meaning of Section 382 of the Internal Revenue Code (“NOLs”).

The Amendment restricts transfers of the Company’s common stock that would affect the percentage of stock that is treated as being owned by “5-percent stockholders” within the meaning of Section 382 of the Internal Revenue Code because such transfers could result in limitations on the Company’s ability to use its NOLs to reduce future income tax liability. Subject to certain exceptions pertaining to pre-existing 5-percent stockholders (described below), the Amendment’s transfer restrictions generally restrict any direct or indirect transfer (such as transfers of the Company’s stock that result from the transfer of interests in other entities that own the Company’s stock) if the effect would be to: (1) increase the direct or indirect ownership of the Company’s stock by any person (or public group) from less than 5% to 5% or more of the Company’s common stock, (2) increase the percentage of the Company’s common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of the Company’s common stock or (3) create a new public group. Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person (or public group) to exceed such threshold. A transfer from one member of the public group to another member of the public group does not increase the percentage of the Company’s common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, the Company is entitled to rely on the existence or absence of filings with the Securities and Exchange Commission of Schedules 13D and 13G (or any similar filings) as of any date, subject to the Company’s actual knowledge of the ownership of its common stock.

The Amendment’s transfer restrictions contain an exception permitting certain otherwise prohibited transfers by pre-existing 5-percent stockholders. Pre-existing 5-percent stockholders are (1) any person or entity who has filed a Schedule 13D or 13G with respect to the Company’s common stock on or before June 2, 2009 and (2) certain persons and entities with specified ownership interests in the foregoing persons or entities. A direct or indirect transfer of shares of the Company’s common stock by (but not to) a pre-existing 5-percent stockholder is permitted so long as such a transfer does not (1) increase the ownership of the Company’s common stock by any person (other than a public group) to 5% or more of the Company’s common stock or (2) increase the percentage of the Company’s common stock owned by a person (other than a public group) owning 5% or more of the Company’s common stock. In addition, the transferred shares of common stock must be owned by the pre-existing 5-percent stockholder prior to June 2, 2009.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of the Company’s outstanding common stock (an “Acquiring Person”) without the approval of the Board of Directors. Stockholders who owned 4.9% or more of the Company’s outstanding common stock as of the close of business on March 31, 2009 will not trigger the Rights Plan so long as after such date they do not (i) acquire any additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then re-acquire 4.9% or more of common stock. The Rights Plan does not exempt any future acquisitions of common stock by such persons. Any rights held by an Acquiring Person are void and may not be exercised. The Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The material features of the Amendment and the Rights Plan are described in the Company’s definitive Proxy Statement for the Annual Meeting and, with respect to the Rights Plan, the Company’s Current Report on Form 8-K filed on April 1, 2009, which descriptions are filed herewith and incorporated herein by reference. The above descriptions of the Amendment and the Rights Plan are qualified in their entirety by reference to Exhibits 3.1, 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009 the Board of Directors appointed David Goldberg to succeed Michael Brodsky as the President and Chief Executive Officer of the Company effective immediately.  Mr. Brodsky will remain a director of the Company and will transition into a new role as Executive Chairman.  Mr. Goldberg, age 40, has served as the Chief Operating Officer of the Company since October 2008 and was elected as a director of the Company at the Annual Meeting.  Previously, Mr. Goldberg had been a consultant with the Company since August 2008. From 2003 to August 2008, Mr. Goldberg served as an Executive Vice President of Ticketmaster overseeing its global music services business. Prior to joining Ticketmaster in 2003, Mr. Goldberg served as Executive Vice President of Corporate Development for Sportvision, an interactive sports technology and marketing company, and was a co-founder and Executive Vice President of Tunes.com. Mr. Goldberg earned a B.A. in economics from Northwestern University and an M.B.A. from the Graduate School of Business at the University of Chicago.

In connection with Mr. Goldberg’s previous appointment as Chief Operating Officer of the Company on October 28, 2008, the compensation committee of the Board of Directors approved an annual base salary of $250,000 for Mr. Goldberg and an annual incentive bonus target of 50% of his annual base salary based on the achievement of certain financial goals to be determined by the compensation committee. Under the terms of the Company’s equity incentive plan, Mr. Goldberg also was awarded a stock option to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $1.10 per share, the closing price of the common stock as reported by NASDAQ for October 28, 2008, the stock option grant date. The stock options vest ratably over four years and expire on October 27, 2018.  On March 4, 2009, the compensation committee of the Board of Directors approved a pro-rated 2008 cash bonus of $100,260 for Mr. Goldberg and awarded him stock options to purchase 800,000 shares of the Company’s common stock at an exercise price of $1.26 per share, the closing price of the common stock as reported by NASDAQ for March 4, 2009, the stock option grant date. The stock options vest ratably over four years and expire on March 3, 2019. Mr. Goldberg does not have an employment agreement with the Company and his compensation arrangement did not change in connection with his appointment as President and Chief Executive Officer.

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2009, the Company filed the Amendment with the Secretary of State of the State of Delaware and on April 1, 2009, the Company filed the Certificate of Designation of Series B Junior Participating Preferred Stock of the Company with the Secretary of State of the State of Delaware in connection with the Rights Plan. The information set forth above under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.                                Other Events.

On June 2, 2009, the Company issued a press release announcing the appointment of David Goldberg to succeed Michael Brodsky as President and Chief Executive Officer.  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

3.1	Certificate of Amendment of the Certificate of Incorporation of Youbet.com, Inc., as filed with the Secretary of State of Delaware on June 2, 2009.

4.1
Rights Agreement, dated as of March 31, 2009, between Youbet.com, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibits to the Current Report on Form 8-K of the Company filed on April 1, 2009).

4.2
Certificate of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on April 1, 2009 (incorporated by reference to Exhibits to the Current Report on Form 8-K of the Company filed on April 1, 2009).

99.1
The sections entitled “PROPOSALS TO BE VOTED UPON — PROPOSAL NO. 2: APPROVAL OF THE NOL CHARTER AMENDMENT” and “ — PROPOSAL NO. 3: APPROVAL OF THE NOL RIGHTS PLAN” of the definitive Proxy Statement of the Company (incorporated by reference to the definitive Proxy Statement on Schedule 14A of the Company filed on April 30, 2009).

99.2
The discussion of the Rights Plan under Item 1.01 “Entry into a Material Definitive Agreement” of the Current Report on Form 8-K of the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 1, 2009).

99.3	Press release dated June 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: June 2, 2009	By:	/s/ David Goldberg
	Name:	David Goldberg
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.                             Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Youbet.com, Inc., as filed with the Secretary of State of Delaware on June 2, 2009.

4.1
Rights Agreement, dated as of March 31, 2009, between Youbet.com, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibits to the Current Report on Form 8-K of the Company filed on April 1, 2009).

4.2
Certificate of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on April 1, 2009 (incorporated by reference to Exhibits to the Current Report on Form 8-K of the Company filed on April 1, 2009).

99.1
The sections entitled “PROPOSALS TO BE VOTED UPON — PROPOSAL NO. 2: APPROVAL OF THE NOL CHARTER AMENDMENT” and “ — PROPOSAL NO. 3: APPROVAL OF THE NOL RIGHTS PLAN” of the definitive Proxy Statement of the Company (incorporated by reference to the definitive Proxy Statement on Schedule 14A of the Company filed on April 30, 2009).

99.2
The discussion of the Rights Plan under Item 1.01 “Entry into a Material Definitive Agreement” of the Current Report on Form 8-K of the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 1, 2009).

99.3	Press release dated June 2, 2009.